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                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this
"Amendment"), dated and effective as of September 1, 1999, is entered into by and between Avatex Corporation (the "Company"), and Grady E. Schleier ("Employee").

         The Company and Employee hereby agree that this Amendment amends the Employment Agreement dated and effective as of November 12, 1996, as amended by the Amendment to Employment Agreement dated and effective as of February 1, 1998, by and between the Company and Employee (the "Agreement"), as follows:

         1. Section 1 of the Agreement is hereby amended by changing the date specified therein to January 31, 2002.

         2. The first sentence of Section 2 of the Agreement is hereby deleted and replaced with the following sentence:

         The Company hereby employs Employee to serve as Senior Vice President, Chief Financial Officer and Treasurer.

         3. Section 3(a) of the Agreement is hereby amended by changing the minimum monthly base salary specified in the first sentence therein to $20,833.33.

         4. Sections 4(d)(i) and (ii) of the Agreement are hereby deleted in their entirety and replaced with the following:

                  (i) At Employee's option, (x) a single lump sum severance payment equal to the amount of the total compensation that would otherwise be paid by the Company to Employee during the twelve (12) month period commencing on the effective date of a Termination Without Cause or (y) monthly severance payments in the amount of Employee's minimum monthly base salary for a period of twenty-four
         (24) months; and

                  (ii) For a period of twelve (12) months commencing on the effective date of a Termination Without Cause, medical and dental benefits coverage, less any amount that Employee is required to pay to receive such medical and dental coverage had termination of his employment not occurred, but only to the extent permitted under the Company's then-current medical and dental benefit plans.

         5. Except as expressly provided in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties have executed this Amendment effective on the date and year first above written.

                                                 /s/ Grady E. Schleier
AVATEX CORPORATION                               -------------------------
                                                 Grady E. Schleier

By:  /s/ Melvyn J. Estrin
     -----------------------
     Melvyn J. Estrin
     Co-Chief Executive Officer

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